     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 8, 2002


                                                      REGISTRATION NO. 333-64808
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------


                                AMENDMENT NO. 5

                                       TO
                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      ------------------------------------

                           EXPRESSJET HOLDINGS, INC.

                (Name of registrant as specified in its charter)
                      ------------------------------------

               DELAWARE                                    4512                                   76-0517977
     (State or other jurisdiction              (Primary Standard Industrial                    (I.R.S. Employer
  of incorporation or organization)            Classification Code Number)                   Identification No.)

                            1600 SMITH STREET, HQSCE
                              HOUSTON, TEXAS 77002
                                 (713) 324-2639
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              FREDERICK S. CROMER
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                            1600 SMITH STREET, HQSCE
                              HOUSTON, TEXAS 77002
                                 (713) 324-2639
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                      ------------------------------------

                                   Copies to:

            KEVIN P. LEWIS                          JENNIFER L. VOGEL                         MICHAEL L. RYAN
         DOUGLAS E. MCWILLIAMS             VICE PRESIDENT AND GENERAL COUNSEL                STEPHEN H. SHALEN
        VINSON & ELKINS L.L.P.                 CONTINENTAL AIRLINES, INC.           CLEARY, GOTTLIEB, STEEN & HAMILTON
        1001 FANNIN, SUITE 2300                 1600 SMITH STREET, HQSLG                     ONE LIBERTY PLAZA
       HOUSTON, TEXAS 77002-6760                  HOUSTON, TEXAS 77002                 NEW YORK, NEW YORK 10006-1470
            (713) 758-2222                           (713) 324-5000                           (212) 225-2000

                      ------------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                      ------------------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses to be paid in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are as follows:

SEC registration fee........................................    $   92,000
NASD filing fee.............................................        30,500
NYSE listing fee............................................       250,000
Printing and engraving expenses.............................       500,000
Accounting fees and expenses................................       750,000
Legal fees and expenses.....................................     1,250,000
Transfer agent and registrar fees...........................        10,000
Miscellaneous...............................................       117,500
                                                                ----------
     Total..................................................    $3,000,000
                                                                ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     ExpressJet Holdings, Inc. is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

     Section 145 also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Section 145 further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Section 145 also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

     ExpressJet Holdings' restated certificate of incorporation and restated bylaws provide for the indemnification of officers and directors to the fullest extent permitted by the Delaware Code. The underwriting agreement also provides for the indemnification of the directors and officers in certain circumstances.

     All of ExpressJet Holdings' directors and officers will be covered by insurance policies maintained by Continental Airlines against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

     The Initial Public Offering Agreement contains indemnification provisions under which ExpressJet Holdings and Continental Airlines each indemnify the other with respect to breaches by the indemnifying party of the Initial Public Offering Agreement and against liabilities arising from misstatements or omissions by the indemnifying party in the prospectus or the registration statement of which it is a part. For this purpose ExpressJet Holdings is considered to have provided the information in the prospectus and registration statement about its assets and businesses.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     Continental Airlines Inc. ("Continental Airlines") held all of the 1,000 shares of common stock, par value $.01 per share (the "Common Stock"), of ExpressJet Holdings issued and outstanding prior to the initial recapitalization of ExpressJet Holdings on September 7, 2001 (the "Initial Recapitalization"). In September 2001, in preparation for this offering, ExpressJet Holdings filed a Restated Certificate of Incorporation (the "First Restated Charter") that authorized 210,000,000 shares of all classes of stock, consisting of 175,000,000 authorized shares of Class A common stock, par value $.01 per share (the "Class A Common Stock"), 25,000,000 authorized shares of Class B common stock, par value $.01 per share (the "Class B Common Stock"), and 10,000,000 authorized shares of preferred stock, par value $.01 per share (the "Preferred Stock"). In connection with the Initial Recapitalization, upon the filing of the First Restated Charter, each issued and outstanding share of Common Stock was converted into 30,500 shares of Class A Common Stock and 22,000 shares of Class B Common Stock. As a result, following the Initial Recapitalization, Continental Airlines held 30,500,000 shares of Class A Common Stock and 22,000,000 shares of Class B Common Stock, representing all of the issued and outstanding capital stock of ExpressJet Holdings.

     On April 1, 2002, in connection with a second recapitalization of ExpressJet Holdings (the "Second Recapitalization"), ExpressJet Holdings filed a second Restated Certificate of Incorporation (the "Second Restated Charter") that authorized 210,000,000 shares of all classes of stock, consisting of 200,000,000 authorized shares of Common Stock and 10,000,000 authorized shares of Preferred Stock. The Second Restated Charter provided that each issued and outstanding share of Class A Common Stock would be converted into 1.770491804 shares of Common Stock and all issued and outstanding shares of Class B Common Stock would be converted into one share of Special Voting Preferred Stock. As a result, following the Second Recapitalization, Continental Airlines holds 54,000,000 shares of Common Stock and one share of Special Voting Preferred Stock, representing all of the issued and outstanding capital stock of ExpressJet Holdings.

     Both the Initial Recapitalization and the Second Recapitalization were exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 3(a)(9) of the Securities Act. ExpressJet Holdings did not receive any proceeds from either the Initial Recapitalization or the Second Recapitalization.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)  The following exhibits are filed as part of this Registration
          Statement:


    EXHIBIT
    NUMBER                                    DESCRIPTION
    -------                                   -----------
     1.1***      --   Form of Underwriting Agreement.
     3.1***      --   Amended and Restated Certificate of Incorporation.
     3.2***      --   Amended and Restated Bylaws.
     4.1***      --   Specimen Stock Certificate.
     4.2***      --   Form of Rights Agreement to be entered into among the
                      Company, Continental Airlines, Inc. and Mellon Investor
                      Services LLC, as Rights Agent, including form of Rights
                      Certificate.
     5.1***      --   Opinion of Vinson & Elkins L.L.P.
    10.1+***     --   Form of Amended and Restated Capacity Purchase Agreement
                      among the Company, ExpressJet Airlines, Inc. and Continental
                      Airlines, Inc.
    10.2***      --   Form of Master Facility and Ground Handling Agreement
                      (included in Exhibit 10.1 as Exhibit C thereto).
    10.3***      --   Form of Administrative Support and Information Services
                      Provisioning Agreement (included in Exhibit 10.1 as Exhibit
                      E thereto).
    10.4***      --   Form of Initial Public Offering Agreement.
    10.5***      --   Form of Registration Rights Agreement.
    10.6***      --   Form of Employee Benefits Separation Agreement.
    10.7***      --   Form of Tax Agreement.
    10.8***      --   Form of 2002 Stock Incentive Plan.
    10.8(a)***   --   Form of Employee Stock Option Agreement pursuant to the 2002
                      Stock Incentive Plan.
    10.8(b)***   --   Form of Outside Director Stock Option Agreement pursuant to the 2002 Stock Incentive Plan.
    10.9***      --   Employment Agreement between the Company and James B. Ream.
    10.10***     --   Employment Agreement between the Company and Frederick S.
                      Cromer.
    10.11***     --   Employment Agreement between the Company and Jerry E.
                      Losness.
    10.12+       --   Purchase Agreement No. GPJ-003/96, between Empresa
                      Brasileira de Aeronautica S. A. ("Embraer") and the Company
                      dated August 5, 1996 relating to the purchase of EMB 145
                      aircraft ("P.A. 3/96") (incorporated by reference to Exhibit
                      10.3 to Amendment No. 1 to Embraer's Form F-1 Registration
                      Statement (No. 333-12220) (the "Embraer F-1")).
    10.12(a)     --   Amendment No. 1 to P.A. 3/96 dated September 26, 1996
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).
    10.12(b)     --   Amendment No. 2 to P.A. 3/96 dated May 22, 1997
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).
    10.12(c)+    --   Amendment No. 3 to P.A. 3/96 dated August 20, 1997
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).
    10.12(d)+    --   Amendment No. 4 to P.A. 3/96 dated October 1, 1997
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).
    10.12(e)+    --   Amendment No. 5 to P.A. 3/96 dated November 12, 1997
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).
    10.12(f)+    --   Amendment No. 6 to P.A. 3/96 dated August 19, 1998
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).
    10.12(g)+    --   Amendment No. 7 to P.A. 3/96 dated February 19, 1999
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).

    EXHIBIT
    NUMBER                                    DESCRIPTION
    -------                                   -----------
    10.12(h)+    --   Amendment No. 8 to P.A. 3/96 dated March 31, 1999
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).
    10.12(i)+    --   Amendment No. 9 to P.A. 3/96 dated October 29, 1999
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).
    10.12(j)+    --   Amendment No. 10 to P.A. 3/96 dated October 20, 1999
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).
    10.12(k)+    --   Amendment No. 11 to P.A. 3/96 dated December 15, 1999
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).
    10.12(l)+    --   Amendment No. 12 to P.A. 3/96 dated February 18, 2000
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).
    10.12(m)+    --   Amendment No. 13 to P.A. 3/96 dated April 28, 2000
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).
    10.12(n)+    --   Amendment No. 14 to P.A. 3/96 dated April 28, 2000
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).
    10.12(o)+    --   Amendment No. 15 to P.A. 3/96 dated July 25, 2000
                      (incorporated by reference to Exhibit 10.33(o) to the Annual
                      Report on Form 10-K for the year ended December 31, 2001
                      filed by Continental Airlines, Inc. (the "Continental 2000
                      10-K")).
    10.12(p)+    --   Amendment No. 16 to P.A. 3/96 dated July 24, 2000
                      (incorporated by reference to Exhibit 10.33(p) to the
                      Continental 2000 10-K).
    10.12(q)+    --   Amendment No. 17 to P.A. 3/96 dated November 7, 2000
                      (incorporated by reference to Exhibit 10.33(q) to the
                      Continental 2000 10-K).
    10.12(r)+    --   Amendment No. 18 to P.A. 3/96 dated November 17, 2000
                      (incorporated by reference to Exhibit 10.33(r) to the
                      Continental 2000 10-K).
    10.12(s)+    --   Amendment No. 19 to P.A. 3/96 dated July 31, 2001
                      (incorporated by reference to Exhibit 10.35(s)) to the
                      Annual Report on Form 10-K for the year ended December 31,
                      2001 filed by Continental Airlines, Inc. (the "Continental
                      2001 10-K").
    10.12(t)+    --   Amendment No. 20 to P.A. 3/96 dated July 31, 2001
                      (incorporated by reference to Exhibit 10.35(t) to the
                      Continental 2001 10-K).
    10.12(u)+    --   Amendment No. 21 to P.A. 3/96 dated October 10, 2001
                      (incorporated by reference to Exhibit 10.35(u) to the
                      Continental 2001 10-K).
    10.12(v)+    --   Amendment No. 22 to P.A. 3/96 dated January 24, 2002
                      (incorporated by reference to Exhibit 10.35(v) to the
                      Continental 2001 10-K).
    10.13+       --   Letter Agreement No. GPJ-004/96 dated August 5, 1996 between
                      Embraer and the Company ("L.A. 4/96") (incorporated by
                      reference to Exhibit 10.3 to the Embraer F-1).
    10.13(a)     --   Amendment No. 1 to L.A. 4/96 dated August 31, 1996
                      (incorporated by reference to Exhibit 10.34(a) to the
                      Continental 2000 10-K).
    10.13(b)+    --   Amendment No. 2 to L.A. 4/96 and Amendment No. 1 to L.A.
                      4A/96 (defined below) dated August 31, 1996 between Embraer and the Company (incorporated by reference to Exhibit
                      10.34(b) to the Continental 2000 10-K).
    10.13(c)+    --   Amendment No. 3 to L.A. 4/96 and Amendment No. 1 to L.A.
                      4A/96 (defined below) dated January 24, 2002 between Embraer and ExpressJet (incorporated by reference to Exhibit
                      10.36(c) to the Continental 2001 10-K).
    10.14+       --   Letter Agreement No. PCJ-004A/96 dated August 31, 1996 among
                      Continental Airlines, the Company and Embraer ("L.A. 4A/96")
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).
    10.15+       --   Letter Agreement DCT 059/2000 dated October 27, 2000 between the Company and Embraer (incorporated by reference to
                      Exhibit 10.36 to the Continental 2000 10-K).

    EXHIBIT
    NUMBER                                    DESCRIPTION
    -------                                   -----------
    10.16+       --   Purchase Agreement No. DCT-054/98 dated December 23, 1998
                      between Embraer and the Company ("P.A. 54/98") (incorporated by reference to Exhibit 10.3 to the Embraer F-1).
    10.16(a)+    --   Amendment No. 1 to P.A. 54/98 dated July 30, 1999
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).
    10.16(b)+    --   Amendment No. 2 to P.A. 54/98 dated July 30, 1999
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).
    10.16(c)+    --   Amendment No. 3 to P.A. 54/98 dated October 21, 1999
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).
    10.16(d)     --   Amendment No. 4 to P.A. 54/98 dated January 31, 2000
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).
    10.16(e)+    --   Amendment No. 5 to P.A. 54/98 dated February 15, 2000
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).
    10.16(f)+    --   Amendment No. 6 to P.A. 54/98 dated April 17, 2000
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).
    10.16(g)+    --   Amendment No. 7 to P.A. 54/98 dated July 24, 2000
                      (incorporated by reference to Exhibit 10.37(g) to the
                      Continental 2000 10-K).
    10.16(h)+    --   Amendment No. 8 to P.A. 54/98 dated November 7, 2000
                      (incorporated by reference to Exhibit 10.37(h) to the
                      Continental 2000 10-K).
    10.16(i)+    --   Amendment No. 9 to P.A. 54/98 dated September 20, 2000
                      (incorporated by reference to Exhibit 10.37(i) to the
                      Continental 2000 10-K).
    10.16(j)+    --   Amendment No. 10 to P.A. 54/98 dated November 17, 2000
                      (incorporated by reference to Exhibit 10.37(j) to the
                      Continental 2000 10-K).
    10.16(k)+    --   Amendment No. 11 to P.A. 54/98 dated July 31, 2001
                      (incorporated by reference to Exhibit 10.39(k) to the
                      Continental 2001 10-K).
    10.16(l)+    --   Amendment No. 12 to P.A. 54/98 dated July 31, 2001
                      (incorporated by reference to Exhibit 10.39(l) to the
                      Continental 2001 10-K).
    10.16(m)+    --   Amendment No. 13 to P.A. 54/98 dated October 10, 2001
                      (incorporated by reference to Exhibit 10.39(m) to the
                      Continental 2001 10-K).
    10.16(n)+    --   Amendment No. 14 to P.A. 54/98 dated January 24, 2002
                      (incorporated by reference to Exhibit 10.39(n) to the
                      Continental 2001 10-K).
    10.17+       --   Letter of Agreement DCT-055/98 dated December 23, 1998
                      between the Company and Embraer ("L.A. 55/98") (incorporated by reference to Exhibit 10.38 to the Continental 2000 10-K).
    10.17(a)+    --   Amendment No. 1 to L.A. 55/98 dated July 24, 2000
                      (incorporated by reference to Exhibit 10.38(a) to the
                      Continental 2000 10-K).
    10.18+       --   EMB-135 Financing Letter of Agreement dated March 23, 2000 among Continental Airlines, the Company and Embraer ("L.A.
                      135") (incorporated by reference to Exhibit 10.39 to the
                      Continental 2000 10-K).
    10.18(a)+    --   Amendment No. 1 to L.A. 135 (incorporated by reference to
                      Exhibit 10.39(a) to the Continental 2000 10-K).
    10.18(b)+    --   Amendment No. 2 to L.A. 135 (incorporated by reference to
                      Exhibit 10.39(b) to the Continental 2000 10-K).
    10.18(c)+    --   Amendment No. 3 to L.A. 135 dated October 27, 2000
                      (incorporated by reference to Exhibit 10.39(c) to the
                      Continental 2000 10-K).
    10.19+       --   Letter Agreement DCT-058/2000 dated October 27, 2000 between
                      Embraer and the Company (incorporated by reference to
                      Exhibit 10.40 to the Continental 2000 10-K).
    10.20***     --   Promissory Note, dated as of March 31, 2001, between
                      Continental Express, Inc. and Continental Airlines, Inc.

    EXHIBIT
    NUMBER                                    DESCRIPTION
    -------                                   -----------
    10.21***     --   Memorandum of Understanding dated as of December 31, 2001
                      between Continental Airlines, Inc. and ExpressJet Airlines,
                      Inc.
    23.1**       --   Consent of Ernst & Young LLP.
    23.2***      --   Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)
    24.1**       --   Powers of Attorney


---------------

*   To be filed by amendment.

**  Previously filed.

*** Filed herewith.

+ Application has been made to the Securities and Exchange Commission for confidential treatment of certain provisions of these exhibits. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.

     Exhibits listed above that have been filed with the Securities and Exchange Commission and that were designated as noted above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

     (b) The following financial statement schedule is filed as part of this Registration Statement:

         Report of Independent Auditors on Financial Statement
           Schedule..................................................  S-1
         Schedule II -- Valuation and Qualifying Accounts............  S-2

     All other schedules are omitted, because the required information is inapplicable, or the information is presented in the Financial Statements or related notes.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 4, 2002.


                                          EXPRESSJET HOLDINGS, INC.


                                          By: /s/ JENNIFER L. VOGEL

                                          --------------------------------------

                                          Name: Jennifer L. Vogel


                                          Title: Vice President and General
                                          Counsel


     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated below and on the dates indicated.


                  SIGNATURE                                   TITLE                        DATE
                  ---------                                   -----                        ----
                      *                        President, Chief Executive Officer     April 4, 2002
---------------------------------------------  and Director (Principal Executive
                James B. Ream                  Officer)

                      *                        Vice President and Chief Financial     April 4, 2002
---------------------------------------------  Officer (Principal Financial and
             Frederick S. Cromer               Accounting Officer)

                      *                        Director                               April 4, 2002
---------------------------------------------
              Gordon M. Bethune

                      *                        Director                               April 4, 2002
---------------------------------------------
              J. David Grizzle

                      *                        Director                               April 4, 2002
---------------------------------------------
             Lawrence W. Kellner

                      *                        Director                               April 4, 2002
---------------------------------------------
                C. D. McLean

                      *                        Director                               April 4, 2002
---------------------------------------------
              Jeffery A. Smisek

*By: /s/ SCOTT R. PETERSON
  -----------------------------------------
  Name: Scott R. Peterson
  Attorney in Fact

                         REPORT OF INDEPENDENT AUDITORS

     We have audited the consolidated financial statements of ExpressJet Holdings, Inc. (the "Company") as of December 31, 1999, 2000 and 2001, and have issued our report thereon dated January 31, 2002, except for Notes 4 and 12 as to which the date is March 28, 2002. Our audits also included the Valuation and Qualifying Accounts financial statement schedule for these related periods. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

     In our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                               ERNST & YOUNG LLP

Houston, Texas
January 31, 2002

                           EXPRESSJET HOLDINGS, INC.

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999
                                 (IN THOUSANDS)

                                                              ALLOWANCE FOR      ALLOWANCE FOR
                                                              OBSOLESCENCE    DOUBTFUL RECEIVABLES
                                                              -------------   --------------------
Balance, December 31, 1998..................................     $ 5,935             $  30
  Additions charged to expense..............................       3,663               108
  Deductions from reserve...................................        (489)             (108)
  Other.....................................................          (8)               --
                                                                 -------             -----
Balance, December 31, 1999..................................       9,101                30
  Additions charged to expense..............................       4,707                85
  Deductions from reserve...................................        (961)              (85)
  Other.....................................................        (130)               --
                                                                 -------             -----
Balance, December 31, 2000..................................      12,717                30
  Additions charged to expense..............................       4,660               114
  Deductions from reserve...................................      (1,485)             (114)
  Other.....................................................      (2,336)               --
                                                                 -------             -----
Balance, December 31, 2001..................................     $13,558             $  30
                                                                 =======             =====

                               INDEX TO EXHIBITS


    EXHIBIT
    NUMBER                                    DESCRIPTION
    -------                                   -----------
     1.1***      --   Form of Underwriting Agreement.
     3.1***      --   Amended and Restated Certificate of Incorporation.
     3.2***      --   Amended and Restated Bylaws.
     4.1***      --   Specimen Stock Certificate.
     4.2***      --   Form of Rights Agreement to be entered into among the
                      Company, Continental Airlines, Inc. and Mellon Investor
                      Services LLC, as Rights Agent, including form of Rights
                      Certificate.
     5.1***      --   Opinion of Vinson & Elkins L.L.P.
    10.1+***     --   Form of Amended and Restated Capacity Purchase Agreement
                      among the Company, ExpressJet Airlines, Inc. and Continental
                      Airlines, Inc.
    10.2***      --   Form of Master Facility and Ground Handling Agreement
                      (included in Exhibit 10.1 as Exhibit C thereto).
    10.3***      --   Form of Administrative Support and Information Services
                      Provisioning Agreement (included in Exhibit 10.1 as Exhibit
                      E thereto).
    10.4***      --   Form of Initial Public Offering Agreement.
    10.5***      --   Form of Registration Rights Agreement.
    10.6***      --   Form of Employee Benefits Separation Agreement.
    10.7***      --   Form of Tax Agreement.
    10.8***      --   Form of 2002 Stock Incentive Plan.
    10.8(a)***   --   Form of Employee Stock Option Agreement pursuant to the 2002
                      Stock Incentive Plan.
    10.8(b)***   --   Form of Outside Director Stock Option Agreement pursuant to the 2002 Stock Incentive Plan.
    10.9***      --   Employment Agreement between the Company and James B. Ream.
    10.10***     --   Employment Agreement between the Company and Frederick S.
                      Cromer.
    10.11***     --   Employment Agreement between the Company and Jerry E.
                      Losness.
    10.12+       --   Purchase Agreement No. GPJ-003/96, between Empresa
                      Brasileira de Aeronautica S. A. ("Embraer") and the Company
                      dated August 5, 1996 relating to the purchase of EMB 145
                      aircraft ("P.A. 3/96") (incorporated by reference to Exhibit
                      10.3 to Amendment No. 1 to Embraer's Form F-1 Registration
                      Statement (No. 333-12220) (the "Embraer F-1")).
    10.12(a)     --   Amendment No. 1 to P.A. 3/96 dated September 26, 1996
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).
    10.12(b)     --   Amendment No. 2 to P.A. 3/96 dated May 22, 1997
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).
    10.12(c)+    --   Amendment No. 3 to P.A. 3/96 dated August 20, 1997
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).
    10.12(d)+    --   Amendment No. 4 to P.A. 3/96 dated October 1, 1997
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).
    10.12(e)+    --   Amendment No. 5 to P.A. 3/96 dated November 12, 1997
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).
    10.12(f)+    --   Amendment No. 6 to P.A. 3/96 dated August 19, 1998
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).
    10.12(g)+    --   Amendment No. 7 to P.A. 3/96 dated February 19, 1999
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).
    10.12(h)+    --   Amendment No. 8 to P.A. 3/96 dated March 31, 1999
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).

    EXHIBIT
    NUMBER                                    DESCRIPTION
    -------                                   -----------
    10.12(i)+    --   Amendment No. 9 to P.A. 3/96 dated October 29, 1999
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).
    10.12(j)+    --   Amendment No. 10 to P.A. 3/96 dated October 20, 1999
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).
    10.12(k)+    --   Amendment No. 11 to P.A. 3/96 dated December 15, 1999
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).
    10.12(l)+    --   Amendment No. 12 to P.A. 3/96 dated February 18, 2000
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).
    10.12(m)+    --   Amendment No. 13 to P.A. 3/96 dated April 28, 2000
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).
    10.12(n)+    --   Amendment No. 14 to P.A. 3/96 dated April 28, 2000
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).
    10.12(o)+    --   Amendment No. 15 to P.A. 3/96 dated July 25, 2000
                      (incorporated by reference to Exhibit 10.33(o) to the Annual
                      Report on Form 10-K for the year ended December 31, 2001
                      filed by Continental Airlines, Inc. (the "Continental 2000
                      10-K")).
    10.12(p)+    --   Amendment No. 16 to P.A. 3/96 dated July 24, 2000
                      (incorporated by reference to Exhibit 10.33(p) to the
                      Continental 2000 10-K).
    10.12(q)+    --   Amendment No. 17 to P.A. 3/96 dated November 7, 2000
                      (incorporated by reference to Exhibit 10.33(q) to the
                      Continental 2000 10-K).
    10.12(r)+    --   Amendment No. 18 to P.A. 3/96 dated November 17, 2000
                      (incorporated by reference to Exhibit 10.33(r) to the
                      Continental 2000 10-K).
    10.12(s)+    --   Amendment No. 19 to P.A. 3/96 dated July 31, 2001
                      (incorporated by reference to Exhibit 10.35(s)) to the
                      Annual Report on Form 10-K for the year ended December 31,
                      2001 filed by Continental Airlines, Inc. (the "Continental
                      2001 10-K").
    10.12(t)+    --   Amendment No. 20 to P.A. 3/96 dated July 31, 2001
                      (incorporated by reference to Exhibit 10.35(t) to the
                      Continental 2001 10-K).
    10.12(u)+    --   Amendment No. 21 to P.A. 3/96 dated October 10, 2001
                      (incorporated by reference to Exhibit 10.35(u) to the
                      Continental 2001 10-K).
    10.12(v)+    --   Amendment No. 22 to P.A. 3/96 dated January 24, 2002
                      (incorporated by reference to Exhibit 10.35(v) to the
                      Continental 2001 10-K).
    10.13+       --   Letter Agreement No. GPJ-004/96 dated August 5, 1996 between
                      Embraer and the Company ("L.A. 4/96") (incorporated by
                      reference to Exhibit 10.3 to the Embraer F-1).
    10.13(a)     --   Amendment No. 1 to L.A. 4/96 dated August 31, 1996
                      (incorporated by reference to Exhibit 10.34(a) to the
                      Continental 2000 10-K).
    10.13(b)+    --   Amendment No. 2 to L.A. 4/96 and Amendment No. 1 to L.A.
                      4A/96 (defined below) dated August 31, 1996 between Embraer and the Company (incorporated by reference to Exhibit
                      10.34(b) to the Continental 2000 10-K).
    10.13(c)+    --   Amendment No. 3 to L.A. 4/96 and Amendment No. 1 to L.A.
                      4A/96 (defined below) dated January 24, 2002 between Embraer and ExpressJet (incorporated by reference to Exhibit
                      10.36(c) to the Continental 2001 10-K).
    10.14+       --   Letter Agreement No. PCJ-004A/96 dated August 31, 1996 among
                      Continental Airlines, the Company and Embraer ("L.A. 4A/96")
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).
    10.15+       --   Letter Agreement DCT 059/2000 dated October 27, 2000 between the Company and Embraer (incorporated by reference to
                      Exhibit 10.36 to the Continental 2000 10-K).
    10.16+       --   Purchase Agreement No. DCT-054/98 dated December 23, 1998
                      between Embraer and the Company ("P.A. 54/98") (incorporated by reference to Exhibit 10.3 to the Embraer F-1).
    10.16(a)+    --   Amendment No. 1 to P.A. 54/98 dated July 30, 1999
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).

    EXHIBIT
    NUMBER                                    DESCRIPTION
    -------                                   -----------
    10.16(b)+    --   Amendment No. 2 to P.A. 54/98 dated July 30, 1999
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).
    10.16(c)+    --   Amendment No. 3 to P.A. 54/98 dated October 21, 1999
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).
    10.16(d)     --   Amendment No. 4 to P.A. 54/98 dated January 31, 2000
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).
    10.16(e)+    --   Amendment No. 5 to P.A. 54/98 dated February 15, 2000
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).
    10.16(f)+    --   Amendment No. 6 to P.A. 54/98 dated April 17, 2000
                      (incorporated by reference to Exhibit 10.3 to the Embraer
                      F-1).
    10.16(g)+    --   Amendment No. 7 to P.A. 54/98 dated July 24, 2000
                      (incorporated by reference to Exhibit 10.37(g) to the
                      Continental 2000 10-K).
    10.16(h)+    --   Amendment No. 8 to P.A. 54/98 dated November 7, 2000
                      (incorporated by reference to Exhibit 10.37(h) to the
                      Continental 2000 10-K).
    10.16(i)+    --   Amendment No. 9 to P.A. 54/98 dated September 20, 2000
                      (incorporated by reference to Exhibit 10.37(i) to the
                      Continental 2000 10-K).
    10.16(j)+    --   Amendment No. 10 to P.A. 54/98 dated November 17, 2000
                      (incorporated by reference to Exhibit 10.37(j) to the
                      Continental 2000 10-K).
    10.16(k)+    --   Amendment No. 11 to P.A. 54/98 dated July 31, 2001
                      (incorporated by reference to Exhibit 10.39(k) to the
                      Continental 2001 10-K).
    10.16(l)+    --   Amendment No. 12 to P.A. 54/98 dated July 31, 2001
                      (incorporated by reference to Exhibit 10.39(l) to the
                      Continental 2001 10-K).
    10.16(m)+    --   Amendment No. 13 to P.A. 54/98 dated October 10, 2001
                      (incorporated by reference to Exhibit 10.39(m) to the
                      Continental 2001 10-K).
    10.16(n)+    --   Amendment No. 14 to P.A. 54/98 dated January 24, 2002
                      (incorporated by reference to Exhibit 10.39(n) to the
                      Continental 2001 10-K).
    10.17+       --   Letter of Agreement DCT-055/98 dated December 23, 1998
                      between the Company and Embraer ("L.A. 55/98") (incorporated by reference to Exhibit 10.38 to the Continental 2000 10-K).
    10.17(a)+    --   Amendment No. 1 to L.A. 55/98 dated July 24, 2000
                      (incorporated by reference to Exhibit 10.38(a) to the
                      Continental 2000 10-K).
    10.18+       --   EMB-135 Financing Letter of Agreement dated March 23, 2000 among Continental Airlines, the Company and Embraer ("L.A.
                      135") (incorporated by reference to Exhibit 10.39 to the
                      Continental 2000 10-K).
    10.18(a)+    --   Amendment No. 1 to L.A. 135 (incorporated by reference to
                      Exhibit 10.39(a) to the Continental 2000 10-K).
    10.18(b)+    --   Amendment No. 2 to L.A. 135 (incorporated by reference to
                      Exhibit 10.39(b) to the Continental 2000 10-K).
    10.18(c)+    --   Amendment No. 3 to L.A. 135 dated October 27, 2000
                      (incorporated by reference to Exhibit 10.39(c) to the
                      Continental 2000 10-K).
    10.19+       --   Letter Agreement DCT-058/2000 dated October 27, 2000 between
                      Embraer and the Company (incorporated by reference to
                      Exhibit 10.40 to the Continental 2000 10-K).
    10.20***     --   Promissory Note, dated as of March 31, 2001, between
                      Continental Express, Inc. and Continental Airlines, Inc.
    10.21***     --   Memorandum of Understanding dated as of December 31, 2001
                      between Continental Airlines, Inc. and ExpressJet Airlines,
                      Inc.
    23.1**       --   Consent of Ernst & Young LLP.
    23.2***      --   Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)
    24.1**       --   Powers of Attorney

---------------

*   To be filed by amendment.

**  Previously filed.

*** Filed herewith.